UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2011

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

NSTAR’s Annual Meeting of Shareholders was held on December 13, 2011.  Proxies representing 86,155,550 shares, or 83%, of the 103,586,727 outstanding shares entitled to vote, were present at the Annual Meeting, constituting a quorum.  The shareholder voting results for the election of three Class III trustees, an advisory vote on executive compensation, an advisory vote on the frequency of future advisory votes on executive compensation, and the ratification of the appointment for the 2011 fiscal year of NSTAR’s independent registered public accounting firm are presented as follows:

Proposal 1.  The following three Class III trustees were elected to serve until the 2014 Annual Meeting and until the election and qualification of their respective successors (which required that the trustee receive more votes “for” the trustee’s election than votes cast “against” the trustee’s election):

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Charles K. Gifford	59,383,434	3,120,129	471,318	23,180,669
Paul A. La Camera	58,327,015	4,168,053	479,813	23,180,669
William C. Van Faasen	59,605,071	2,881,965	487,845	23,180,669

Proposal 2.  Shareholders approved, on an advisory basis, the compensation paid to NSTAR’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in NSTAR’s 2011 proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes

54,301,277	5,717,544	2,956,060	23,180,669

Proposal 3.  The largest number of Shareholders voted, on an advisory basis, to recommend an annual advisory vote on the compensation of executives, as set forth below.  As a result of this vote, the Company will include an advisory vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of shareholder votes on executive compensation.

Annually	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes

50,694,142	750,248	8,922,308	2,608,183	23,180,669

Proposal 4.  Shareholders ratified the appointment of PricewaterhouseCoopers LLP as NSTAR’s independent registered public accounting firm for the 2011 fiscal year (which required the approval of a majority of the votes cast), as follows:

Votes For	Votes Against	Abstentions

84,622,464	971,996	561,090

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: December 13, 2011	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)